Exhibit 4.4

EXECUTION COPY

NOTE PURCHASE AGREEMENT

BY AND AMONG

MSG WC HOLDINGS CORP.

AND

TEE PURCHASERS NAMED HEREIN

Dated as of August 1, 2006

i

ii

EXHIBITS:

A	Form of Note
B	Stock Purchase Agreement

SCHEDULES:

3.1(b)	Subsidiaries
3.1(v)	Environmental Matters
5.10(viii)	Transactions with Affiliates

iii

                    This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of August 1, 2006 by and between MSG WC Holdings Corp., a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

ARTICLE I

DEFINITIONS

                    Section 1.1 Definitions.

                    “Acquired Debt” means, with respect to any specified Person: (i) Indebtedness of any other Person (a) existing at the time such other Person is merged or consolidated with or into or became a Subsidiary of such specified Person, or (b) assumed by such specified Person in connection with an acquisition of any Equity Interests or assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                    “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

                    “Affiliate Transaction” has the meaning set forth in Section 5.10.

                    “Asset Sale” means: (i) the sale, lease (other than operating leases), sublease, conveyance or other disposition of any assets or rights, other than sales of assets in the ordinary course of business; provided that the sale, lease, sublease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Agreement described under Sections 4.6 and 6.1 hereof and not by the provisions of Section 5.9 hereof; and (ii) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Restricted Subsidiaries. Notwithstanding the preceding, the following items will not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $3.5 million; (ii) a transfer of assets (a) between or among the Company and its Restricted Subsidiaries (other than a Receivables Entity) or (b) between the Company or its Restricted Subsidiary, on the one hand, and another Person, on the other hand, if after giving effect to such transaction, the other Person becomes a Restricted Subsidiary (other than a Receivables Entity) of the Company; (iii) the sale, lease, sublease, conveyance or other disposition of equipment (including lease equipment), assets, inventory, accounts receivable or other assets from the lease fleet and the sales inventory of the Company and its Restricted Subsidiaries in the ordinary course of business; (iv) the sale, transfer or other disposition of obsolete, damaged or worn-out equipment, lease fleet and sales inventory; (v) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (other than a Receivables Entity) of the Company; (vi) a Restricted Payment that is permitted by Section 5.6 hereof or a Permitted Investment; (vii) any conversion of Cash Equivalents into cash or any form of Cash Equivalents; (viii) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims; (ix) any termination or expiration of any lease or sublease of real property in accordance with its terms; (x) creating or granting of Liens (and any sale or disposition thereof or foreclosure thereon) not prohibited by this Agreement; (xi) any sublease of real property in the ordinary course of business; (xii) grants of credits and allowances in the ordinary course of business; (xiii) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity; and (xiv) condemnations on or the taking by eminent domain of property or assets.

                    “Asset Sale Offer” has the meaning set forth in Section 5.9.

                    “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended, Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                    “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (as in effect on the date hereof). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

                    “Board of Directors” means: (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board of directors or committee of such Person serving a similar function.

                    “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                    “Borrowing Base” means, as of any date, on a consolidated basis and without duplication, the sum of (i) 85.0% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries, plus (ii) the lesser of 100.0% of the net book value and 90.0% of the net appraised recovery value of lease fleet assets of the Company and its Restricted Subsidiaries, plus (iii) the lesser of 90.0% of the net book value and 80.0% of the net appraised recovery value of machinery and equipment of the Company and its Restricted Subsidiaries, plus (iv) 90.0% of the net book value of inventory of the Company and its Restricted Subsidiaries (subject to an aggregate $25.0 million inventory sublimit); provided, however, that if Indebtedness is being incurred to finance an acquisition pursuant to which any accounts receivable, lease fleet assets, machinery and equipment or inventory will be acquired (whether through the direct acquisition of assets or the acquisition of Capital Stock of a Person), the Borrowing Base shall include the applicable percentage of any accounts receivable, lease fleet assets, machinery and equipment and inventory to be acquired in connection with such acquisition.

                    “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

                    “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                    “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                    “Cash Equivalents” means: (i) United States dollars, Canadian dollars, British pounds or Euros and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least “p-2” (or the equivalent thereof) from Moody’s Investors Service, Inc. or at least “A-2” (or the equivalent thereof) from Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

                    “Catch-up Payment” has the meaning ascribed to such term in the Notes.

                    “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or Mobile Services and their respective Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or Mobile Services; (iii) any “person” (as defined above) other than any Principal or Related Party becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or Mobile Services, measured by voting power rather than number of shares; or (iv) the first day on which a majority of the members of the Board of Directors of the Company or Mobile Services are not Continuing Directors.

                    “Closing” has the meaning set forth in Section 2.3.

                    “Code” has the meaning set forth in Section 3.1(p).

                    “Common Stock” has the meaning set forth in Section 2.3.

                    “Company” has the meaning set forth to it in the preamble to this Agreement.

                    “Commission” means the United States Securities and Exchange Commission.

                    “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication: (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (ii) the interest expense of such Person and its Restricted Subsidiaries for such period, to the extent that such interest expense was deducted in computing such Consolidated Net Income; plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses and charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses and charges were deducted in computing such Consolidated Net Income; plus (iv) losses arising from foreign currency or foreign currency exchange fluctuations related to Investments of the Company or its Restricted Subsidiaries in the Company or its Restricted Subsidiaries (other than Receivables Entities); plus (v) any fees, charges and expenses incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or issuance or repayment of Indebtedness permitted to be incurred under this Agreement (in each case whether or not consummated) or the Transactions (including, without limitation, the fees payable to the Principal pursuant to the Management Agreement in connection with the Transactions) and, in each case, deducted in such period in computing Consolidated Net Income; minus (vi) gains arising from foreign currency or foreign currency exchange fluctuations related to Investments of the Company or its Restricted Subsidiaries in the Company or its Restricted Subsidiaries (other than Receivables Entities); minus (vii) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period that reduced Consolidated Cash Flow or which will result in the receipt of cash in a future period or the amortization of lease incentives), in each case, on a consolidated basis and determined in accordance with GAAP.

                    “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate, without duplication, of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; (ii) the cumulative effect of a change in accounting principles will be excluded; (iii) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded; (iv) any non-cash compensation expense, including any such expense arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded; (v) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness shall be excluded; (vi) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs in connection with the Transactions or any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the date of this Agreement resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded; and (vii) any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133) shall be excluded.

                    “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company: (i) who was a member of such Board of Directors on the date hereof; or (ii) who was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (iii) whose election to the Board of Directors included the affirmative vote of a Principal or Related Party pursuant to a shareholders, voting or similar agreement.

                    “Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not greater than three times the net cash proceeds received by the Company after the date of this Agreement from the issue or sale of Equity Interests of the Company or cash contributions made to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) (collectively, “Contribution Indebtedness Equity”) provided that such Contribution Indebtedness: (i) if the aggregate principal amount of such Contribution Indebtedness is greater than one times the net cash proceeds of such Contribution Indebtedness Equity, the amount of such excess shall be (a) subordinated Indebtedness (other than secured Indebtedness) and (b) Indebtedness with a Stated Maturity at least 91 days later than the Stated Maturity of the Notes, and (ii) (a) is inclined within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness (and the related Contribution Indebtedness Equity is so designated as Contribution Indebtedness Equity) pursuant to an Officers’ Certificate on the date of the incurrence thereof.

                    “Credit Agreement” means each of (i) the U.S. Credit Agreement and (ii) the U.K. Credit Agreement.

                    “Credit Agreement Note” means that certain Revolving Subordinated Intercompany Demand Note dated as of the date hereof by Mobile Services in favor of Ravenstock MSG Limited in an amount not to exceed $15.0 million pursuant to the Credit Agreement and any Permitted Refinancing Indebtedness in respect thereof.

                    “Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time under the same or any other agent, lender or group of lenders.

                    “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                    “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                    “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration; provided such cash proceeds are applied pursuant to Section 5.9 hereof.

                    “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital

Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.6 hereof.

                    “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia, other than (a) MSG Investments, Inc., and (b) any Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary.

                    “Environmental Laws” has the meaning set forth in Section 3.1(v).

                    “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                    “Equity Offering” means any public offering or private sale for cash on a primary basis by the Company or Mobile Services or private sale of Capital Stock (other than Disqualified Stock) after the date of this Agreement (other than any issuance (i) pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees, (ii) made in connection with Change of Control transactions or (iii) constituting Contribution Indebtedness Equity).

                    “ERISA” has the meaning set forth in Section 3.1(p).

                    “Event of Default” has the meaning set forth in Section 7.1.

                    “Excess Proceeds” has the meaning set forth in Section 5.9.

                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                    “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Agreement, until such amounts are repaid (unless replaced by Permitted Refinancing Indebtedness at the time of repayment).

                    “Exchange Notes” has the meaning ascribed to such term in the Indenture.

                    “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock (or any preferred stock permanently ceases to accrue dividends or is converted into, or exchanged for, Capital Stock (other than Disqualified Stock)) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, conversion, exchange, cessation of dividends, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis; provided that such pro forma calculations shall be determined in good faith by the Chief Financial Officer of the Company and shall be set forth in an Officers’ Certificate signed by the Company’s Chief Financial Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith belief of the Company at the time of such execution, and (c) that the steps necessary for the realization of such adjustments have been or are reasonably expected to be taken within 12 months following such transaction; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded; (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and (iv) any interest expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate will be computed on a pro forma basis as if the average rate of interest (or dividend) in effect from the beginning of the period referenced to the Calculation Date had been the applicable rate of interest (or dividend) for the entire period, unless such Person or any of its Restricted Subsidiaries is a party to a Hedging Obligation (which will remain in effect for the twelve-month period immediately following the Calculation Date) that has the effect of fixing the rate of interest on the date of determination, in which case such rate (whether higher or lower) will be used.

                    “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates but excluding amortization of debt issuance costs; plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (iv) Receivables Fees; plus (v) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

                    “Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.

                    “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this Agreement.

                    “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                    “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                    “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred not for speculative purposes under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred; (iii) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and (iv) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

                    “Holder” means any Person in whose name the Notes are registered.

                    “Indebtedness” means (without duplication), with respect to any specified Person, any indebtedness of such Person (it being understood that Indebtedness shall not include, among other things, deferred taxes, customer deposits, accrued expenses and trade payables), whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of letters of credit, banker’s acceptances or other similar instruments; (iv) representing Capital Lease Obligations and Attributable Debt; (v) representing the balance of the deferred and unpaid portion of the purchase price of any property except (a) any portion thereof that constitutes an accrued expense or trade payable, (b) obligations to consignors to pay under normal trade terms for consigned goods and (c) earn-out obligations; (vi) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends); (vii) representing any Hedging Obligations; or (viii) to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes, without duplication, all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) in the case of any Disqualified Stock of the specified Person or preferred stock of a Restricted Subsidiary, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Agreement; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the greater of the liquidation preference and the book value of such Disqualified Stock or preferred stock; (iii) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Agreement and (B) the amount of the Indebtedness so secured; (iv) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation; (v) in the case of any Hedging Obligations, the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); (vi) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and (vii) the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount relating to such Qualified Receivables Transaction.

                    “Indemnitees” has the meaning set forth in Section 8.8.

                    “Indenture” means the Indenture dated as of August 1, 2006, by and among Mobile Services, MSG and Wells Fargo Bank, N.A., as trustee.

                    “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees, and deposits, extensions of trade credits and allowances on commercially reasonable terms, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 5.6 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 5.6 hereof; provided that investments held by the acquired Person in such third person that do not exceed $2.0 million will not be deemed to be an Investment by the Company or any such Subsidiary for the purposes of this definition.

                    “Issue Date” means the date on which the Notes are originally issued under this Agreement.

                    “Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that such Person or any of its Restricted Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Consolidated Cash Flow of such Person shall be determined in accordance with the second paragraph of the definition of “Fixed Charge Coverage Ratio.”

                    “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                    “Loss” has the meaning set forth in Section 8.8.

                    “Management Agreement” means the Management Agreement among Mobile Services, the Company and WCAS Management Corporation dated the date of this Agreement.

                    “Material Adverse Effect” has the meaning set forth in Section 3.1(b).

                    “Merger” has the meaning set forth in Section 2.4(c).

                    “Merger Agreement” has the meaning set forth in Section 2.4(c).

                    “Merger Sub” has the meaning set forth in Section 2.4(c).

                    “Mobile Services” means Mobile Services Group, Inc., a Delaware corporation.

                    “Money Laundering Laws” has the meaning set forth in Section 3.1(y).

                    “MSG” means Mobile Storage Group, Inc., a Delaware corporation.

                    “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that “Net Income” shall exclude: (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale or other disposition not in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) any extraordinary, unusual or non-recurring gain (or loss), charge, cost or expense, together with any related provision for taxes on such extraordinary, unusual or non-recurring gain (or loss), charge, cost or expense; and (iii) any (a) non-cash charges relating to the grant, exercise or repurchase of options for, or shares of, the Capital Stock (other than Disqualified Stock) of such Person to any employee or director of such Person, (b) non-cash charges relating to the write-down of goodwill or other intangibles to the extent such items reduced the Net Income of such Person during any period and (c) non-cash gains or losses related to Hedging Obligations.

                    “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, including any Designated Non-cash Consideration), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale including any withholding taxes imposed on the repatriation of such proceeds, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (including any interest or premium) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                    “Non-Recourse Debt” means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any land (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender (in each case, except for a pledge of the Equity Interests of Unrestricted Subsidiaries); and (ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

                    “Note” has the meaning set forth in Section 2.1.

                    “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                    “OFAC” has the meaning set forth in Section 3.1(z).

                    “Offer Amount” has the meaning set forth in Section 4.7.

                    “Offer Period” has the meaning set forth in Section 4.7.

                    “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.

                    “Officers’ Certificate” means a certificate signed by two Officers of the Company or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company.

                    “Payment Default” has the meaning set forth in Section 7.1.

                    “Permits” has the meaning set forth in Section 3.1(l).

                    “Permitted Business” means (i) the lines of business conducted by the Company and its Restricted Subsidiaries on the date of this Agreement and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company’s Board of Directors and (ii) any business which forms a part of a business (the “Acquired Business”) which is acquired by the Company or any of its Restricted Subsidiaries if the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (i) of this definition and the portion of the Acquired Business which meets the requirements of clause (i) of this definition constitutes a majority of the Acquired Business.

                    “Permitted Debt” has the meaning set forth in Section 5.8.

                    “Permitted Investments” means: (i) any Investment in the Company or in a Restricted Subsidiary (other than a Receivables Entity) of the Company; (ii) any Investment in Cash and Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary (other than a Receivables Entity) of the Company; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.9 hereof or any non-cash consideration received in connection with a disposition of assets excluded from the definition of “Asset Sales;” (v) workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business; (vi) any investments in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vii) any Investments arising from agreements of the Company or a Restricted Subsidiary of the Company providing for adjustment of purchase price, deferred payment, earn out or similar obligations, in each case acquired in connection with the disposition or acquisition of any business or assets of the Company or a Restricted Subsidiary (other than in connection with a Qualified Receivables Transaction); (viii) any Investments received in compromise of obligations of any Person to the Company or any Restricted Subsidiary of the Company incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, reorganization, or liquidation of such Person or the good faith settlement of debts of such Person to the Company or a Restricted Subsidiary of the Company, as the case may be; (ix) Hedging Obligations permitted to be incurred under Section 5.8 hereof; (x) loans and advances made in settlement of accounts receivable, all in the ordinary course of business; (xi) guarantees of Indebtedness to the extent permitted by clause (ix) of the second paragraph of Section 5.8 hereof; (xii) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables; (xiii) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary, as the case may be, deems reasonable under the circumstances; (xiv) any Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes; (xv) any Investments existing on the date of this Agreement; (xvi) loans and advances to employees (other than executive officers) of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes; (xvii) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons; (xviii) Investments consisting of earnest money deposits required in connection a purchase agreement or other acquisition; and (xix) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xix) that are at the time outstanding, not to exceed the greater of (a) $10 million and (b) 1.5% of Total Assets of the Company, provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (i) above and shall not be included as having been made pursuant to this clause (xix).

                    “Permitted Liens” means: (i) Liens of the Company and any Restricted Subsidiary of the Company securing Indebtedness and other Obligations under the Credit Facilities, including the Credit

Agreement and the Indenture, that were incurred and remain outstanding under clause (i) of the second paragraph of Section 5.8 hereof, or any exercise of remedies in connection therewith; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (iv) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 5.8 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Agreement or that remain in place in connection with the incurrence of Permitted Refinancing Indebtedness; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens in favor of customs and revenue authorities in connection with custom duties; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other statutory obligations, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xii) Liens imposed by law, such as carriers, landlords’, material men’s, repairmen’s warehouse-men’s and mechanics’ Liens, in each case, for sums not yet due or being contested in good faith through diligent proceedings; (xiii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations with respect to letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xiv) Liens arising from Uniform Commercial Code financing statement filings regarding leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (xv) Liens securing Hedging Obligations; (xvi) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building or other restrictions or any similar laws, ordinances, orders, rules or regulations as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not, in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (xvii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or one of its Subsidiaries relating to such property or assets; (xviii) Liens on assets that are the subject of a sale and leaseback transaction permitted by the provisions of this Agreement; (xix) Liens arising from licenses, leases and subleases entered into the ordinary course of business, provided such Liens are limited to the specific property that is the subject of such license, lease, or sublease; (xx) judgment Liens not giving rise to an Event of Default; and (xxi) Liens securing insurance premium financing; provided that such Liens do not extend to any property or assets other than the insurance policies and proceeds thereof; (xxii) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; and (xxiii) other Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $12.5 million at any one time outstanding.

                    “Permitted Payments” means without duplication as to amounts: (i) payments in an amount sufficient to permit the Company to pay reasonable accounting, legal, board and administrative expenses and other reasonable holding company expenses of the Company, and (ii) payments by the Company for costs, fees and expenses incident to any debt or equity financing, to the extent that (a) the net proceeds of a primary offering (if it is completed) are, or the net proceeds from original issuance of such securities in the case of a secondary offering, were, contributed to, or otherwise used for the benefit of, any of its Restricted Subsidiaries, and (b) the costs, fees and expenses are allocated among the Company and any selling shareholders in such proportion as is required by an applicable shareholders agreement or, to the extent no applicable shareholders agreement exists, as is appropriate to reflect the relative proceeds received by the Company and such selling shareholders; and (iii) obligations under the Management Agreement.

                    “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness between and among the Company and its Restricted Subsidiaries); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness repaid, redeemed, extended, refinanced, renewed, replaced, defeased, discharged, refunded, or retired (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums and penalties incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date of or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, discharged, or refunded or retired; (iii) if the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, refunded, discharged or retired; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary.

                    “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                    “Plan” has the meaning set forth in Section 3.1(p).

                    “Principal or Related Party” means Welsh Carson and its Affiliates.

                    “Purchase Date” has the meaning set forth in Section 4.7.

                    “Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

                    “Qualified Proceeds” means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or useful in a Permitted Business (excluding Permitted Investments made in Persons other than Restricted Subsidiaries pursuant to clause (vi) of the definition of “Permitted Investments”) by the Company or any Restricted Subsidiary of the Company and (iv) the Capital Stock of any Person engaged in a Permitted Business that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or any Restricted Subsidiary of the Company.

                    “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving Receivables.

                    “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

                    “Receivables Entity” means a wholly-owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity: (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which: (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or (c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and (iii) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

                    “Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

                    “Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

                    “Register” has the meaning set forth in Section 2.5.

                    “Registration Rights Agreement” has the meaning ascribed to such term in the Indenture.

                    “Restricted Payments” has the meaning set forth in Section 5.6.

                    “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                    “Required Noteholders” has the meaning ascribed to such term in the Notes.

                    “Rule 144” means Rule 144 promulgated under the Securities Act.

                     “Rule 144A” means Rule 144A promulgated under the Securities Act.

                     “Securities Act” means the Securities Act of 1933, as amended.

                    “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                    “Solvent” has the meaning set forth in Section 3.1(aa).

                    “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

                    “Stated Maturity” means, with respect to any installment of interest or payment of principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                    “Stock Purchase Agreement has the meaning set forth in Section 2.4(b).

                    “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person

(or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                    “Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such Person as determined in accordance with GAAP.

                    “Transactions” the transactions contemplated by this Agreement, the Notes, the Merger Agreement, the Credit Agreement and the Indenture.

                    “U.K. Credit Agreement” means that certain Credit Agreement, dated as of the date of this Agreement, by and among Ravenstock MSG Limited, the Company (as a guarantor), The CIT Group/Business Credit, Inc., as administrative agent, Lehman Brothers Inc., as sole bookrunner and syndication agent, the lenders party from time to time thereto and the agents named therein, providing for up to £85.0 million of revolving credit borrowings (as a sublimit to the Credit Agreement), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time under the same or any other agent, lender or group of lenders.

                    “U.S. Credit Agreement” means that certain Credit Agreement, dated as of the date of this Agreement, by and among Mobile Services, MSG, the Company (as a guarantor), MSG WC Intermediary Co, The CIT Group/Business Credit, Inc., as administrative agent, Lehman Brothers Inc., as sole bookrunner and syndication agent, the lenders party from time to time thereto, and the agents named therein providing for up to $300.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time under the same or any other agent, lender or group of lenders.

                    “Unrestricted Subsidiary” means any Subsidiary of the Company (other than Mobile Services and MSG) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary, at the time of such designation: (i) has no Indebtedness other than Non-Recourse Debt; (ii) except as permitted by Section 5.10 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

                    If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.8, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary;

provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 5.8 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                    “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                    “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

                    “Welsh Carson” means Welsh, Carson, Anderson & Stowe X, L.P. and Affiliates thereof that are directly or indirectly controlling or controlled by Welsh, Carson, Anderson & Stowe X, L.P. or under direct or indirect common control with Welsh, Carson, Anderson & Stowe X, L.P.

                    Section 1.2 Rules of Construction.

                    Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

          (6) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

(7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

AUTHORIZATION; CLOSING;
CLOSING CONDITIONS

                    Section 2.1 Authorization of the Notes. The Company shall authorize the issuance and sale to the Purchasers of its 10% Subordinated Notes in an aggregate principal amount of

$90,000,000 and containing the terms and conditions and in the form set forth in Exhibit A attached hereto (each, a “Note” and collectively, the “Notes”).

                    Section 2.2 Purchase and Sale of the Notes. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the principal amount of Notes, at a price equal to face value, set forth opposite such Purchaser’s name on Annex I attached hereto.

                    Section 2.3 The Closing. The closing of the purchase and sale of the Notes (the “Closing”) shall take place immediately prior to the closing of the Merger. At the Closing, the Company shall deliver to each Purchaser the instruments evidencing the Notes to be purchased by such Purchaser, in each case registered in the applicable Purchaser’s or its nominee’s name, respectively, upon payment of the aggregate purchase price for the Note purchased by each Purchaser as set forth opposite such Purchaser’s name on Annex I, by a cashier’s or certified check, or by wire transfer of immediately available funds to the account specified by the Company to each Purchaser in writing not less than one (1) Business Day prior to the Closing Date. In addition, at the Closing the Company shall issue to each Purchaser the number of shares of its common stock, par value $0.01 pet share (the “Common Stock”), for no additional consideration pursuant to the Stock Purchase Agreement, as set forth opposite such Purchaser’s name on Annex I attached hereto.

                    Section 2.4 Conditions of each Purchaser’s Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Notes at the Closing is subject to the satisfaction (or waiver in writing) as of the Closing of the following conditions:

                    (a) The representations and warranties contained in Article III hereof shall be true and correct in all material respects at and as of the Closing as though then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                    (b) The Company and each of the other parties signatory thereto (other than the particular Purchaser for which the determination of the fulfillment of the conditions in Section 2 is being made) shall have entered into a stock purchase agreement in form and substance as set forth in Exhibit B attached hereto (the “Stock Purchase Agreement”), and the Stock Purchase Agreement shall be in full force and effect as of the Closing. All conditions to the transactions contemplated by the Stock Purchase Agreement set forth in Section 2 of the Stock Purchase Agreement shall have been satisfied in full or waived in writing by such Purchaser.

                    (c) The Agreement and Plan of Merger, dated as of May 24, 2006 and as amended June 9, 2006, by and among the Company, and MSG WC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), MSG WC Intermediary Co., on the one hand, and Mobile Services and Windward Capital Management, LLC, a Delaware limited liability company, on the other hand (the “Merger Agreement”), shall be in full force and effect as of the Closing and shall not have been amended or modified in any material respect. All conditions to the transactions contemplated by the Merger Agreement (the “Merger”) set forth in Article IX of the Merger Agreement shall have been satisfied in full or waived in writing by the Purchasers.

                    (d) Concurrently with or prior to the issue and sale of the Notes by the Company, the applicable Subsidiaries of the Company shall have entered into the Credit Agreement and the Indenture.

                    (e) The Company shall have delivered to each Purchaser a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date and certifying on behalf of the Company: (1) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Notes, and that all such resolutions are in full force and effect and (2) the incumbency and specimen signature of all officers of the Company executing this Agreement and the Notes.

                    (f) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Notes, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Purchasers.

                    Section 2.5 Register. The Company shall maintain a register of the Notes that records names and addresses of each Holder and the principal amount of and interest on the Notes (the “Register”). The Register shall include a record of any transfer or exchanges of the Notes. The entries in the Register shall be conclusive and binding on the parties, absent manifest error.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

                    (a) Neither the Company nor any of its Subsidiaries is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

                    (b) Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole or a material adverse effect on the performance by the Company of this Agreement or the Notes or the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”); each of the Company and its Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule 3.1(b) hereto.

                    (c) Each of the Company and its Subsidiaries has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Purchasers, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

                    (d) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of this Agreement, upon delivery to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of this Agreement, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

                    (e) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                    (f) The issue and sale of the Notes, the execution, delivery and performance by the Company of the Notes and this Agreement and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, in regard to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

                    (g) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries is required for the issue and sale of the Notes, the execution, delivery and performance by the Company of the Notes and this Agreement and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby.

                    (h) Neither the Company nor any of its Subsidiaries has sustained, since January 1, 2006, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of the Company or any of its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (i) True and complete copies of the following documents have previously been delivered to the Purchasers: (i) the audited consolidated balance sheets of Mobile Services and its consolidated Subsidiaries as of December 31, 2004 and December 31, 2005, and the related audited statements of income and cash flows for the respective twelve-month periods then ended and (ii) the unaudited consolidated balance sheet of Mobile Services and its consolidated Subsidiaries as at March 31, 2006, together with consolidated statements of income and cash flows for the three-month period ended on March 31, 2006. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and on such basis fairly present the financial position, results of operations and cash flows of Mobile Services and its Subsidiaries as of the respective dates thereof and for the respective periods indicated, except (a) that such unaudited financial statements are subject to normal year-end adjustments and (b) for the absence of footnotes.

                    (j) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property and all other real and personal property owned by them, in each case free and clear of all Liens (other than Permitted Liens) and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all real property and other assets held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any of its Subsidiaries.

                    (k) The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

                    (l) The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner currently conducted, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

                    (m) The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (n) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material

Adverse Effect; and to the Company’s actual knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

                    (o) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the actual knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

                    (p) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (1) no “reportable event” (within the meaning of Section 4043 (c) of ERISA) has occurred or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (4) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                    (q) The Company and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any actual knowledge of any such tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (r) [Intentionally Omitted.]

                    (s) The Company and each of its Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-5 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management’s general or specific authorization and (4) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (t) Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, arid no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (u) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                    (v) The Company and each of its Subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1(v), (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

                    (w) Except as set forth in the Credit Agreement and the Indenture, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

                    (x) Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would, in the aggregate, reasonably be expected to have a Material Adverse Affect.

                    (y) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the actual knowledge of the Company, threatened, except, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (z) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                    (aa) Immediately after the consummation of the Transactions, the Company and its Subsidiaries, on a consolidated basis, will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its Subsidiaries are not less than the total amount required to pay the probable liabilities of the Company and its Subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company and its Subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Company and its Subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the property of the Company and its Subsidiaries would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                    (bb) None of the representations or warranties made by the Company in this Agreement as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

                    (cc) The proceeds received by the Company from the sale of the Notes shall be used to pay the merger consideration due and payable under the Merger Agreement and the costs and expenses of the transactions contemplated by the Merger Agreement.

ARTICLE IV

REDEMPTION AND PREPAYMENT

                    Section 4.1 Notices to the Purchasers.

                    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 4.5 hereof, they shall furnish the notice to the Holders in accordance with the terms of the Notes, an Officers’ Certificate setting forth (i) the provision of this Agreement and the Notes pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                    Section 4.2 Notice of Redemption.

                    Subject to the provisions of Section 4.7 hereof, in accordance with the terms of the Notes, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder at its registered address.

                    The notice shall identify the Notes to be redeemed and shall state:

                    (a) the redemption date;

                    (b) the redemption price;

                    (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued upon cancellation of the original Note;

                    (d) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                    (e) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

                    Section 4.3 Effect of Notice of Redemption.

                    Once notice of redemption is mailed in accordance with Section 4.2 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                    Section 4.4 Notes Redeemed in Part.

                    Upon surrender of a Note that is redeemed in part, the Company shall issue a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                    Section 4.5 Optional Redemption.

                     (a) At any time and from time to time after the date hereof, the Company may redeem all or any portion of the Notes at a redemption price (the “Redemption Price”) equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon to the date of redemption.

                     (b) Any redemption pursuant to this Section 4.5 shall be made in accordance with the provisions of Sections 4.1 through 4.4 hereof.

                     (c) If less than all of the Notes are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis (based upon the respective outstanding principal amounts of the Notes).

                    Section 4.6 Mandatory Redemption.

                     (a) Concurrently with the consummation of a Change of Control, the Company shall redeem in full all Notes for an amount in cash equal to the Redemption Price.

                     (b) Any redemption pursuant to this Section 4.6 shall be made in accordance with the provisions of Sections 4.1 through 4.4 hereof.

                    Section 4.7 Offer to Purchase by Application of Excess Proceeds.

                    In the event that, pursuant to Section 5.9 hereof, the Company shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

                    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.9 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                    If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                    Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a written notice to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 4.7 and Section 5.9 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (e) that Holders shall be entitled to withdraw their election if the Company receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(f) that, if the aggregate accreted value of Notes and aggregate principal amount of such other pari passu Indebtedness tendered by Holders exceeds the Offer Amount, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value of Notes and the aggregate principal amount of such other pari passu Indebtedness tendered; and

          (g) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                    On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and such other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes, and such other pari passu Indebtedness or portions thereof tendered. The Company shall on the Purchase Date mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                    Other than as specifically provided in this Section 4.7, any purchase pursuant to this Section 4.7 shall be made pursuant to the provisions of Sections 4.1 through 4.4 hereof.

ARTICLE V

COVENANTS

                    Section 5.1 Payment of Notes.

                    The Company shall pay or cause to be paid the principal of or premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.

                    Section 5.2 Reports.

                    (a) The Company shall furnish to each Holder a copy of all of the information and reports referred to in clauses (i) and (ii) below:

                    (i) (A) within 90 days of the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and (B), within 45 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

                    (ii) within 10 Business Days of the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act (other than Items 3.01 (Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing), 3.02 (Unregistered sales of equity securities) and 5.04 (Temporary suspension of trading under registrant’s employee benefit plans) thereof).

                    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clause (a)(i) of this Section 5.2 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                    Section 5.3 Compliance Certificate.

                    (a) The Company shall deliver to each Holder annually, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and are not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and/or its Subsidiaries have taken or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or propose to take with respect thereto.

                    (b) The Company shall, so long as any of the Notes are outstanding, deliver to each Holder, as soon as possible and in any event within ten days after any Officer becoming aware of any Default or Event of Default, a written notice specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto.

                    Section 5.4 Taxes.

                    The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to pay or discharge the same would not have a Material Adverse Effect.

                    Section 5.5 Stay, Extension and Usury Laws.

                    The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to any Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                    Section 5.6 Restricted Payments.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                    (i) declare or pay any dividend or make any other payment or distribution on account or in respect of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or other payments or distributions accrued or payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

                    (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

                    (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes, except any payment of interest or principal at the Stated Maturity thereof; or

(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

                    (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.8 hereof; and

                    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (i) (but only to the extent the declaration of such Restricted Payment shall have already reduced such amount), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (xii) and (xiii) of the next succeeding paragraph), is less than the sum, without duplication, of:

                    (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (ii) 100% of the fair market value of the Qualified Proceeds received by the Company since the Issue Date as a contribution to its common equity capital from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that this clause (ii) shall not include the proceeds from Contributions Indebtedness Equity; plus

                    (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid 100% of the Qualified Proceeds received with respect to such Restricted Investment (less the cost of disposition, if any); plus

                    (iv) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation.

                    The preceding provisions shall not prohibit:

                    (i) the payment of any dividend or the making of any distribution or other payment on account of any Equity Interest of the Company or any of its Restricted Subsidiaries within 60 days after the date of declaration of such payment, if at the date of declaration such payment would have complied with the provisions of this Agreement;

                    (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance, replacement, extension, renewal, or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

                    (iii) the defeasance, redemption, repurchase, replacement, extension, renewal, refinancing or retirement, or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or with the net cash proceeds from, an incurrence (other than to a Restricted Subsidiary) of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                    (v) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former employee, officer, director or agent of the Company or any Restricted Subsidiary of the Company (including the heirs and estates of such Persons) pursuant to any management equity subscription agreement, stock option plan or agreement, shareholders agreement, or similar agreement, plan or arrangement, including amendments thereto; provided, however, that the aggregate price paid for all such Equity Interests repurchased, redeemed, acquired or retired pursuant to this clause (viii) may not exceed $3.5 million in any fiscal year; provided that unused amounts in any fiscal year may be carried forward and utilized in any subsequent fiscal year up to a maximum (without giving effect to the following proviso) of all such repurchases not to exceed $7.5 million in any fiscal year; provided further that such amount in any fiscal year may be increased in an amount not to exceed (a) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to any employee, officer, director or agent of the Company or any Restricted Subsidiary of the Company that occurs after the date of this Agreement, to the extent such net cash proceeds have not otherwise been applied to make Restricted Payments pursuant to clause (c)(ii) of the preceding paragraph, plus (b) the net cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries subsequent to the date of this Agreement, less (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (v);

(vi) any Permitted Payments;

                    (vii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represents a portion of the exercise price thereof and the repurchase of fractional shares;

                    (viii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with and to the extent permitted by Section 5.7 hereof to the extent such dividends are included in the definition of “Fixed Charges;”

(ix) any payments made in connection with the consummation of the Transactions;

                    (x) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the Company’s or Mobile Services’ common Capital Stock following the consummation of an underwritten public Equity Offering of the Company’s or Mobile Services’ common Capital Stock of up to 8% per annum of the net cash proceeds received by the Company or Mobile Services from any public Equity Offering of common Capital Stock of the Company or Mobile Services, as the case may be;

                    (xi) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness subordinated to the Notes (a) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a change of control as defined under such Indebtedness in accordance with provisions similar to Section 4.6 hereof or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 5.9 hereof; provided that, prior to such purchase, repurchase, redemption, defeasance or acquisition or retirement, the Company has made the mandatory redemption or Asset Sale Offer, as applicable, as provided in such covenant, and has completed, if applicable, the repurchase or redemption of all Notes validly tendered for payment in connection with mandatory redemption or Asset Sale Offer;

(xii) distributions of Capital Stock of Unrestricted Subsidiaries; or

                    (xiii) other Restricted Payments made pursuant to this clause (xiii) in an aggregate amount since the Issue Date not to exceed $25.0 million (or the equivalent thereof, at the time of Incurrence, in applicable foreign currency).

                    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

                    Section 5.7 Dividend and Other Payment Restrictions Affecting Subsidiaries.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                    (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (a) any agreement in effect on or entered into on the Issue Date, including, without limitation, the Indenture (including the related guarantees to be issued thereunder on the Issue Date and the Exchange Notes and the related guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement), the Credit Agreement and any agreement governing Hedging Obligations entered into with respect to Indebtedness under the Credit Agreement (as amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced in accordance with this clause (a)) so long as the encumbrances and restrictions under such agreement governing the Hedging Obligations are no more restrictive than those under such Credit Agreement, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Agreement;

(b) this Agreement and the Notes;

(c) applicable law, rule, regulation or order;

          (d) any instrument governing Indebtedness (including Acquired Debt) or Capital Stock of the Company or any of its Restricted Subsidiaries or of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of any such agreements or instruments, provided that the amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the agreements governing such original agreement or instrument, provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

(e) customary non-assignment or subletting provisions in leases, licenses or contracts entered into in the ordinary course of business;

          (f) capital leases or purchase money obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of the preceding paragraph;

          (g) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

          (h) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Agreement that restricts the sale of assets, distributions, loans or transfers by that Restricted Subsidiary pending its sale or other disposition;

          (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(j) leases or licenses entered into in the ordinary course of business that impose restrictions solely on the property so leased;

(k) Liens securing Indebtedness otherwise permitted to be incurred hereunder that limit the right of the debtor to dispose of the assets subject to such Liens;

          (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; provided that such restrictions apply only to the assets or property subject to such joint venture;

(m) restrictions on cash or other deposits or net worth under contracts or leases entered into in the ordinary course of business;

          (n) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation otherwise permitted by this Agreement, but only on the assets subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or a capital lease; and

          (o) other Indebtedness of Mobile Services or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the date of this Agreement in accordance with the covenant described under Section 5.8; provided that either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company, taken as a whole, as determined by the Board of Directors of the Company in good faith than the provisions contained in the Credit Agreement or the Indenture, in each case, as in effect on the date hereof or (B) any encumbrance or restriction contained in such Indebtedness that does not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors of the Company in good faith, to make scheduled payments of cash interest on the Notes when due.

                    Section 5.8 Incurrence of Indebtedness.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”, and “incurrence” shall have a correlative meaning) any Indebtedness (including Acquired Debt); provided, however, that the Company and any of its Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 1.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                    The first paragraph of this Section 5.8 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

                    (i) the incurrence by the Company and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities together with the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) not to exceed the greater of (a) $300.0 million and (b) the Borrowing Base; provided, that the maximum amount permitted to be outstanding under this clause (i) shall not be deemed to limit additional Indebtedness under one or more Credit Facilities that is permitted to be incurred pursuant to any of the other provisions of this Section 5.8; and the incurrence of Indebtedness under the Indenture;

(ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(iii) the incurrence by the Company of Indebtedness represented by the Notes;

                    (iv) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair, or improvement of property, plant or equipment or lease fleet (including through the purchase of Equity Interests of a Person up to the amount of the fair market value of such assets held by such Person) used in a Permitted Business, in an aggregate principal amount at any time outstanding pursuant to this clause (iv) not to exceed the greater of (a) $20 million (or the equivalent thereof, at the time of incurrence, in applicable foreign currency) and (b) 2.25% of the Total Assets of the Company (determined as of the time of incurrence);

                    (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew, extend or replace Indebtedness, other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, that was permitted by this Agreement to be incurred under the first paragraph of this Section 5.8 or clauses (ii), (iii), (iv) or (v) of this paragraph;

                    (vi) the incurrence by any Foreign Subsidiary of any Indebtedness, together with the amount of any other outstanding Indebtedness incurred pursuant to this clause (vi), in an aggregate principal amount not to exceed the greater of $10 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency) and 1.25% of Total Assets of the Company;

                    (vii) the incurrence by the Company or any of its Restricted Subsidiaries (other than a Receivables Entity) of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however, that:

                              (a) if the Company is the obligor on such Indebtedness and the payee is not the Company, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

                              (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company, (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary (other than a Receivables Entity) of the Company or (iii) the designation of a Restricted Subsidiary which holds Indebtedness as an Unrestricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

(viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                    (ix) the guarantee by the Company of Indebtedness of any Restricted Subsidiary of the Company, provided that, in each case, the Indebtedness was permitted to be incurred by another provision of this Section 5.8; provided further that in the event such Indebtedness that is being guaranteed is (a) pari passu in right of payment to the Notes or any guarantee, then the related guarantee shall rank equally in right of payment to the Notes or such guarantee, as the case may be, or (b) subordinated in right of payment to the Notes or any guarantee, then the related guarantee shall be subordinated in right of payment to the same extent to the Notes or such guarantee, as the case may be;

                    (x) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for adjustment of purchase price, deferred payment, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business or assets of the Company or a Restricted Subsidiary;

                    (xi) Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit (not supporting Indebtedness for borrowed money), performance, surety, appeal and similar bonds and completion guarantees or similar obligations provided by the Company in the ordinary course of business;

                    (xii) Indebtedness arising from (a) agreements of the Company or any Restricted Subsidiary of the Company pursuant to which the Company or any such Restricted Subsidiary incurs an indemnification obligation or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days of the later of such honoring or notice thereof;

                    (xiii) obligations with respect to letters of credit issued in the ordinary course of business and securing obligations for trade payables to the extent such letters of credit are not drawn and have not remained outstanding for more than 180 days from the date of issuance (including letters of credit issued in substitution therefor);

                    (xiv) Indebtedness of a Person incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary of the Company or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of this Agreement; provided that such Indebtedness is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided, further, that after giving pro forma effect to such incurrence of Indebtedness the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 5.8;

                    (xv) Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the notes as described under Articles VIII and XI of the Indenture;

(xvi) the incurrence by the Company or any Restricted Subsidiary of the Company of Contribution Indebtedness; and

                    (xvii) the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness, together with the amount of any other outstanding Indebtedness incurred pursuant to this clause (xvi), in an aggregate principal amount (or accreted value, as applicable) not to exceed $25.0 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency).

          For purposes of determining compliance with this Section 5.8, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above, or is entitled to be incurred pursuant to the first paragraph of this Section 5.8, the Company shall be permitted to classify all or a portion of that item of Indebtedness on the date of its incurrence in its sole discretion (or on a later date reclassify in whole or in part so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification) in any manner that complies with this Section 5.8; provided that Indebtedness under the Credit Agreement and the Indenture outstanding on the Issue Date shall initially be deemed to have been incurred in reliance on the exception provided by clause (i) of the second paragraph of this Section 5.8, Notwithstanding any other provision of this Section 5.8, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this Section 5.8 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

          Accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or preferred stock of a Restricted Subsidiary in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 5.8; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

                    Section 5.9 Asset Sales.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (such fair market value to be determined on the date of contractually agreeing to such Asset Sale);

          (2) the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate delivered to each Holder; and

(3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following shall be deemed to be cash:

          (a) the amount of any liabilities, as shown on the Company’s most recent consolidated balance sheet or in the notes thereto, of the Company or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets; provided, that the Company or such Restricted Subsidiary is contractually released from further liability with respect to such liabilities;

          (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in any event within 120 days after the date of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

          (c) property received as consideration for such Asset Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses (3), (4) and (6) under the next succeeding paragraph below; and

          (d) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d), not exceeding the greater of $20.0 million and 2.5% of the Total Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 425 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any of its Restricted Subsidiaries may apply those Net Proceeds at the option of the Company to:

(1) permanently repay Indebtedness and other Obligations under the revolving loan portion of any Credit Facility;

          (2) repay (a) the term loan portion of any Credit Facility, (b) any Indebtedness secured by a Lien, (c) repay other Indebtedness ranking pari passu with the Notes that has a Stated Maturity prior to the Stated Maturity of the Notes, (d) any Indebtedness of a Restricted Subsidiary or (e) any Indebtedness under the Indenture;

(3) acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(4) acquire Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

(5) make a capital expenditure relating to an asset used or useful in a Permitted Business; or

(6) acquire non-current assets (including lease fleet and transportation equipment) that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce other borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

                    Any Net Proceeds from an Asset Sale not applied in accordance with the preceding paragraph within 425 days from the date of the receipt of such Net Proceeds (or at the Company’s option, an earlier date) shall constitute “Excess Proceeds” unless binding contractual commitments to apply such Net Proceeds in accordance with the preceding paragraph have been entered into prior to the end of such 425-day period and shall not have been completed or abandoned; provided, however, that the amount of any Net Proceeds that is not actually reinvested within 605 days from the date of the receipt of such Net Proceeds shall also constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $12.5 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and such other pari passu Indebtedness in each case equal to $2,000 or an integral multiple of $1,000 in excess thereof, plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated by the Company to the Notes and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts (or accreted value, if applicable) of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                    If the Asset Sale purchase date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                    The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Agreement, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale provisions of this Agreement by virtue of such conflict.

                    Section 5.10 Transactions With Affiliates.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction in arm’s-length dealings by the Company or such Restricted Subsidiary with an unrelated Person.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                    (i) reasonable and customary (a) directors’ fees and indemnification and similar arrangements, (b) employee, officer or director loans, advances, salaries, bonuses and employment, non-competition and confidentiality agreements (including indemnification arrangements), and (c) compensation, confidentiality or employee benefit arrangements (including stock option plans) and incentive arrangements with any officer, director or employee entered into in the ordinary course of business (including customary benefits thereunder);

(ii) transactions between or among the Company and its Restricted Subsidiaries (other than a Receivables Entity);

                    (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or controls, such Person;

(iv) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

                    (v) issuances and sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or the receipt of the proceeds of capital contributions in respect of Equity Interests;

                    (vi) Restricted Payments permitted by the provisions of this Agreement described in Section 5.6 hereof or Permitted Investments (other than pursuant to clause (iii) of such definition);

                    (vii) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

                    (viii) transactions pursuant to agreements or other arrangements, each as set forth on Schedule 5.10(viii), and as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is no less favorable to the Company and the Restricted Subsidiaries in any material respect than the original agreement or arrangement in effect on the date of this Agreement;

                    (ix) payments made by the Company or any Restricted Subsidiary to any Principal Related Party for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members, if any, of the Board of Directors of the Company in good faith; and

                    (x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party.

                    Section 5.11 Business Activities.

                    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

                    Section 5.12 Corporate Existence.

                    Subject to Article VI hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                    Section 5.13 Designation of Restricted and Unrestricted Subsidiaries.

                    The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary (other than MSG and Mobile Services) if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation arid shall reduce the amount available for Restricted Payments under the first paragraph (or clause (xiii) of the second paragraph) of Section 5.6 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. Such designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                    All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

                    Section 5.14 Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend this Agreement or the Notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE VI

SUCCESSORS

                    Section 6.1 Merger, Consolidation, or Sale of Assets.

                    None of the Company, Mobile Services or MSG may, directly or indirectly: (A) consolidate or merge with or into another Person (whether or not the Company, Mobile Services or MSG, as the case may be, is the surviving corporation) or (B) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person; unless:

                    (i) either: (a) the Company, Mobile Services or MSG, as the case may be, is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company, Mobile Services or MSG, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia and, if applicable, assumes all of the obligations of the Company under the Notes and this Agreement pursuant to agreements reasonably satisfactory to the Required Noteholders; provided, that at all times the Company and either Mobile Services or MSG shall be a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii) immediately after such transaction no Default or Event of Default exists; and

                    (iii) (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.8 hereof or (b) have a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

                    In no event shall the Company, Mobile Services or MSG enter into any transaction that results in, or otherwise permits, MSG or Mobile Services to cease being a Restricted Subsidiary of the Company. For purposes of this Section 6.1, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                    Notwithstanding the preceding clause (iii), (x) any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction so long as such jurisdiction is the United States, any state of the United States or the District of Columbia.

                    Section 6.2 Successor Corporation Substituted.

                    Upon any transfer, consolidation or merger in accordance with Section 6.1 hereof, the successor entity in such transaction shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor entity had been named herein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Agreement except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE VII

EVENTS OF DEFAULT

                    Section 7.1 Events of Default.

                    Each of the following is an “Event of Default”:

                    (a) default for 30 days in the payment when due of interest on the Notes;

                    (b) default in payment when due of the principal (including, for the avoidance of doubt, any Catch-up Payment) of, or premium, if any, on the Notes;

                    (c) failure by the Company or any of its Restricted Subsidiaries for 30 days or more to comply with the provisions of Section 6.1 hereof;

                    (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Required Noteholders to comply with any of the other covenants or agreements in this Agreement;

                    (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of such Indebtedness at final maturity prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                    (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (not subject to appeal) aggregating in excess of $15.0 million (net of any amounts covered by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;

                    (g) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against them in an involuntary case, (iii) consent to the appointment of a Custodian of them or for all or substantially all of their property, (iv) make a general assignment for the benefit of their creditors, or (v) generally are not paying their debts as they become due; and

                    (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

                    Section 7.2 Acceleration.

                    In the case of an Event of Default specified in clauses (g) or (h) of Section 7.1 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Required Holders, by notice in writing to the Company, may declare all the Notes to be due and payable.

                    In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 7.1(e) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 7.1(e) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. In the event of an Event of Default pursuant to Section 7.1(c) or Section 7.1(d) caused solely by a breach of the specified covenant resulting from the existence of an unknown Default under another covenant, such Event of Default shall be deemed remedied or cured by the Company if the underlying Default is promptly remedied upon becoming known to the Company.

                    Section 7.3 Other Remedies.

                    If an Event of Default occurs and is continuing, the Holders, may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement. A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                    Section 7.4 Waiver of Past Defaults.

                    The Required Noteholders may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase), the waiver of which shall require the consent of 100% of the Holders (provided, however, that the Required Noteholders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE VIII

MISCELLANEOUS

                    Section 8.1 Expenses. The Company shall pay, and hold the Holders harmless against, any liability for the payment of (i) the fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement and the Notes, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Notes, (iv) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement and the Notes and (v) the fees and expenses incurred by each such Person in any Filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

                    Section 8.2 Remedies. Each Holder shall have all rights and remedies set forth in this Agreement and the Notes and all of the rights which such Holder has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                    Section 8.3 Note Legend. Each Note shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED ON AUGUST 1, 2006 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THIS DEBT INSTRUMENT IS BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). THE HOLDER MAY OBTAIN THE “ISSUE PRICE”, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT,

THE “ISSUE DATE” AND THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO: MSG WC HOLDINGS CORP., C/O WELSH, CARSON, ANDERSON & STOWE, 320 PARK AVENUE, SUITE 2500, NEW YORK, NY 10022-6815.”

                    Section 8.4 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement and the Notes may be amended and the Company may take any action herein prohibited, or fail to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Noteholders; provided, however, that without the prior written consent of the Holder of each Note at the time outstanding affected thereby, no such amendment or waiver may (i) change any of the provisions of the sixth paragraph of the Notes with respect to “Catch-up Payments”, (ii) (x) decrease the rate or change the method of computation or capitalization of interest on the Notes, (y) decrease the amount of redemption premium or principal due pursuant to the terms of this Agreement and the Notes or (z) extend the time for payment of interest or redemption premium on, or principal of, the Notes (other than, in the case of the Notes, the extension of the Maturity Date to a date no later than February 1, 2016, which shall only require the consent of the Required Holders), (iv) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (v) amend any of Sections 4,6, 7.1 (a) or 7.l(b) of this Agreement. The foregoing shall not affect the rights of the Company to capitalize interest at any time prior to the Maturity Date pursuant to the fourth paragraph of the Notes. No other course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any lights of any Holder.

                    Section 8.5 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

                    Section 8.6 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Holder’s benefit as a purchaser or holder of a Note are also for the benefit of, and enforceable by, any subsequent holder of such Note.

                    Section 8.7 Consideration for Common Stock. Each Purchaser and the Company acknowledge and agree that the fair market value of the Notes issued hereunder is $77,965,165.88 and the fair market value of the 9,585 shares of Common Stock issued to the Purchasers pursuant to the Stock Purchase Agreement is $12,034,834,12 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Notes and the shares of Common Stock shall be allocated as set forth above. Each Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

                    Section 8.8 Indemnification. In consideration of the Purchasers’ execution and delivery of this Agreement and acquiring the Notes hereunder and in addition to all of the Company’s other obligations under this Agreement and the Notes, the Company agrees to, and the Company agrees to cause its Subsidiaries to, indemnify and defend, protect and hold harmless each Purchaser, its Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents (including those retained in connection with the transactions contemplated by this Agreement), successors and assigns (collectively, the “Indemnitees”) from and against any and all claims, costs, damages, deficiencies, expenses (including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment), fees, fines, liabilities, losses and penalties (hereinafter individually, a “Loss” and collectively, “Losses”) which, directly or indirectly, arise out of, result from or relate to (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought): (a) any facts or circumstances which constitute a misrepresentation or breach by the Company or any of its Subsidiaries of any representation, warranty or covenant set forth in this Agreement (including any annex, exhibit or schedule attached hereto), any Note or in any instrument or document delivered by the Company pursuant to this Agreement; (b) any non-fulfillment or breach of any covenant or agreement of the Company or any of its Subsidiaries set forth in this Agreement or any Note; or (c) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees To the extent that the foregoing undertakings by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of the Losses described above incurred by any Indemnitee which is permissible under applicable law.

                    Section 8.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                    Section 8.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including facsimile signatures), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                    Section 8.11 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

                    Section 8.12 Governing Law. Issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement even though under New York’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                    Section 8.13 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers and the Company at the addresses indicated below:

If to the Company, to:

MSG WC Holdings Corp.
c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue
Suite 2500
New York, NY 10022
Facsimile: (212) 893-9575
Attention: Sanjay Swani
Michael Donovan

and to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich, Esq.

If to the Purchasers, to:

WCAS Capital Partners IV, L.P.
c/o Welsh, Carson, Anderson & Stowe
250 Park Avenue
Suite 2500
New York, NY 10022
Facsimile:	(212) 893-9575
Attention:	Sanjay Swani
Michael Donovan

with a copy to (which shall not constitute notice to WCAS Capital Partners IV, L.P.):

Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich, Esq.

FOXKIRK, LLC
c/o The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Facsimile:	(414) 665-5714
Attention:	Lisa Cadotte

All payments to Foxkirk, LLC shall be made by wire transfer of immediately available funds to:

Mellon Bank
Boston, MA
ABA #011-001-234
For the account of:

Foxkirk, LLC
Account No. 06-33630

With sufficient information to identify the source of the payment and the amount of interest, principal or redemption amount. All notices of payments and written confirmations of such wire transfers shall be sent to:

Foxkirk, LLC
c/o The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Facsimile:	(414) 625-6998
Attention:	Investment Operations

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                    Section 8.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    Section 8.15 Payments on the Notes. So long as a Purchaser shall be the Holder of any Note, the Company will pay all sums becoming due on such Note for principal, redemption premium, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s address in Section 8.13 or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or repayment of the Note in full, such Holder shall surrender such Note for cancellation to the Company at its principal executive office.

[Signatures on following page]

          In witness whereof, the parties has caused this Agreement to be duly executed as of the day and year above written.

MSG WC HOLDINGS CORP.

By:

Name:	Christopher A. Wilson
Its:	General Counsel & Assistant Secretary

WCAS CAPITAL PARTNERS IV, L.P.

By: WCAS CP IV Associates LLC, its General Partner

By:

Name:	Sanjay Swani
Its:	Managing Member

FOXKIRK, LLC

By: NML Securities Holdings, LLC, its Sole Member

By: The Northwestern Mutual Life Insurance Company, its Sole Member

By:

Name:
Its:

Signature page to Note Purchase Agreement

          In witness whereof, the parties has caused this Agreement to be duly executed as of the day and year above written.

MSG WC HOLDINGS CORP.

By:

Name:

Its:

WCAS CAPITAL PARTNERS IV, L.P.

By: WCAS CP IV Associates LLC, its General Partner

By:

Name:

Its:	Managing Member

FOXKIRK, LLC

By: NML Securities Holdings, LLC, its Sole Member

By: The Northwestern Mutual Life Insurance Company, its Sole Member

By:

Name:	Howard Stern
Its:	Its Authorized Representative

Signature page to Note Purchase Agreement

Annex I

Purchasers	Principal Amount of Note	Number of Shares of Common Stock

WCAS Capital Partners IV, L.P.	$50,000,000	5,325
FOXKIRK, LLC	$40,000,000	4,260

Signature page to Note Purchase Agreement

THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED ON AUGUST 1, 2006 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THIS DEBT INSTRUMENT IS BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). THE HOLDER MAY OBTAIN THE “ISSUE PRICE”, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE “ISSUE DATE” AND THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO: MSG WC HOLDINGS CORP., C/O WELSH, CARSON, ANDERSON & STOWE, 320 PARK AVENUE, SUITE 2500, NEW YORK, NY 10022-6815.

No. 2	$40,000,000.00

MSG WC HOLDINGS CORP.
SENIOR SUBORDINATED NOTE DUE 2015

          This SENIOR SUBORDINATED NOTE (this “Note”) is one of a duly authorized issue of Notes of MSG WC Holdings Corp., a corporation duly organized and existing under the laws of the State of Delaware (together with any Successor Issuer pursuant to Article 4 of this Note, the “Issuer”), designated as its Senior Subordinated Notes Due 2015, in an aggregate principal amount of forty million U.S. Dollars ($40,000,000) (the “Notes”) issued pursuant to the Note Purchase Agreement, and is entitled to the benefits thereof.

          FOR VALUE RECEIVED, the Issuer promises to pay to Foxkirk, LLC, the holder hereof (“Foxkirk”), the principal sum of $40,000,000.00 (less any amount of such principal sum that has been paid prior to the Maturity Date) on the earlier to occur of (A) Maturity Date, or (B) any date required pursuant to Sections 4 or 7 of the Note Purchase Agreement.

          The Issuer promises to pay interest (each such payment, an “Interest Payment”) on the principal sum outstanding from time to time under this Note, as adjusted as described below (as so adjusted, the “Outstanding Principal Amount”), at the rate of 10% per annum (except as described below). Interest shall be cumulative, accrue daily from the Issue Date on the basis of six-month periods (or any fraction thereof) ending on June 30 and December 31 of each year (each an “Interest Period”). Except as described below, Interest Payments in respect of any Interest Period shall be due and payable in arrears on the last Business Day of each Interest Period (commencing with December 31, 2006), on the Maturity Date, and on any date required pursuant to Sections 4 or 7 of the Note Purchase Agreement (each, an “Interest Payment Date”).

          If an Interest Payment Date is not a Business Day, then the Interest Payment otherwise payable on such Interest Payment Date shall be due and payable on the Business Day immediately following such Interest Payment Date. The interest payable on any Interest Payment Date shall be paid in cash on such Interest Payment Date; provided that (A) until the second anniversary of the Issue Date, or (B)(x) if any of the Senior Agreements prohibits any of the Borrowers (and/or any of its Subsidiaries) from paying a cash dividend to the Issuer or otherwise distributing or making funds available to the Issuer for purposes of enabling the Issuer to make any such cash payment, or (B)(y) if the Board of Directors of Issuer so decides in its sole and exclusive discretion (which decision may be revoked at any time), for any reason whatsoever, such interest shall be capitalized and payable at a rate of 12% per annum and the amount of such payment shall accrue and, on the applicable Interest Payment Date, be added to the Outstanding Principal Amount hereof for purposes of calculating the Interest Payments due on the succeeding Interest Payment Dates; and provided, further, that the foregoing proviso shall not apply to Catch-up Payments which shall be unconditionally payable in accordance with the terms of the Note. Any interest so accrued and added to the Outstanding Principal Amount hereof shall be paid in full, in cash, on the earliest to occur of (a) the Maturity Date, or (b) any date required pursuant to Section 4 or 7 of the Note Purchase Agreement.

          Any principal or accrued and unpaid interest (other than any such interest added to the Outstanding Principal Amount hereof pursuant to the fourth sentence of this paragraph) which is not paid when due shall bear interest, payable on demand, at a rate per annum equal to the otherwise applicable interest rate plus 2% (or, if less, the maximum interest rate then permitted by applicable law), compounded semi-annually, from the due date thereof (whether on an Interest Payment Date, at maturity, upon acceleration or otherwise) until the same is paid in full in cash.

          Notwithstanding anything to the contrary herein, on each Interest Payment Date commencing with the first such date following the fifth anniversary of the date of this Note, if the aggregate amount that would be includible in income of the Holder with respect to this Note for periods ending on or before such Interest Payment Date (within the meaning of Section 163(i) of the Code) (the “Aggregate Accrual”) would otherwise exceed the sum of (i) the aggregate amount of interest to be paid (within the meaning of Section 163(i) of the Code) under this Note on or before such Interest Payment Date (determined without regard to the amounts payable on such Interest Payment Date), and (ii) the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of this Note and (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of this Note (such sum, the “Maximum Accrual”), then the Borrower shall prepay on each such Interest Payment Date, in cash, a portion of the outstanding stated principal amount of this Note equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual (each, a “Catch-up Payment”), and the amount of such payment shall be treated for federal income tax purposes as an amount of interest to be paid (within the meaning of Section 163(i)(2)(B)(i) of the Code) under this Note.

          The Issuer shall have the right, subject to the applicable terms and conditions of the Senior Agreements, to redeem all or any portion of Outstanding Principal Amount at the Redemption Price, giving written notice with at least five (5) Business Days prior to the date of payment. The Outstanding Principal Amount shall be reduced in each case by the corresponding amount of the Redemption Price.

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          Interest will be computed on the basis of a 360-day year. Interest Payments will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of the Notes (together, the “Notes Register”) on the Business Day prior to the applicable payment date. The Issuer shall maintain the Notes Register at its principal office.

          This Note is subject to the following additional provisions:

ARTICLE 1
EXCHANGE

          This Note is exchangeable for an equal aggregate principal amount of Notes of different denominations (in integral multiples of $1,000 principal amount), as requested by the Holder surrendering the same. No service charge will be charged to the Holder for any registration, transfer or exchange.

ARTICLE 2
TRANSFERS

          Subject to WCAS CPIV’s written consent (which consent (a) may be withheld or conditioned in its sole discretion, and (b) shall not be required (x) for a transfer or assignment to any Person who is an Affiliate of the Holder or (y) at any time when WCAS CPIV and/or any Affiliate thereof does not collectively hold at least a majority of the principal amount of the Notes issued pursuant to the Note Purchase Agreement at the time outstanding) the Holder may transfer or assign this Note or any portion hereof and pledge, encumber and transfer its rights or interest in and to this Note or any portion hereof (a “Transfer”) to one or more Persons if such Transfer is made in compliance with all applicable federal and state securities laws. Each such permitted assignee, transferee and pledgee pursuant to a Transfer shall have all of the rights of the Holder under this Note. The Issuer agrees that in connection with any Transfer permitted pursuant to the terms hereof, the Issuer shall cause such Transfer to be reflected in the Notes Register upon being apprised of such Transfer, and all principal, interest and other amounts which are then, and thereafter become, due under this Note shall be paid to such permitted assignee, transferee or pledgee at the place and in the manner set forth in Section14.01. The Issuer may not assign this Note or any of its rights or obligations hereunder except as permitted under Article 4. This Note shall be binding upon the Issuer and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns. Prior to due presentment for Transfer of this Note, the Issuer may treat the Person in whose name this Note is duly registered on the Notes Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note be overdue, and the Issuer shall not be affected by notice to the contrary.

          Subject to WCAS CPIV’s written consent (which consent may be withheld or conditioned in its sole discretion), upon the request of any Holder, the Issuer shall promptly supply to the Holder or its prospective transferees all information regarding any of the Borrowers

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required to be delivered in connection with a Transfer pursuant to Rule I44A of the Securities and Exchange Commission.

          If the Note becomes eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission, the Issuer shall, upon the request of the Holder and WCAS CPIV, remove the first sentence of the legends set forth on the face of this Note (the “Legends”).

ARTICLE 3
DEFINITIONS

          The following terms shall have the following meanings.

          “Act” shall have the meaning set forth in the Legends.

          “Borrowers” means, collectively, the US Borrowers and the UK Borrowers.

          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

          “Capital Securities” means, with respect to any Person, all shares, membership or other interests, participations, units or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Issue Date.

          “Catch-up Payment” shall have the meaning set forth in the sixth paragraph of this Note.

          “Code” shall have the meaning set forth in the legends on this Note.

          “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or similar body exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Holder” means any Person in whose name the Notes are registered pursuant to the Note Purchase Agreement.

          “Indebtedness” shall have the meaning set forth in the Note Purchase Agreement.

          “Interest Payment” shall have the meaning set forth in the second paragraph of this Note.

          “Interest Payment Date” shall have the meaning set forth in the second paragraph of this Note.

          “Issuer” shall have the meaning set forth in the first paragraph of this Note.

          “Legends” shall have the meaning set forth in Article 2.

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          “Maturity Date” means February 1, 2015

          “Note” shall have the meaning set forth in the first paragraph of this Note.

          “Noteholders” means the registered holders from time to time of the Notes.

          “Note Purchase Agreement” means the Note Purchase Agreement dated as of August 1, 2006 between the Issuer, Foxkirk, LLC and WCAS CPIV (as amended, modified or otherwise supplemented from time to time).

          “Notes” shall have the meaning set forth in the first paragraph of this Note.

          “Notes Register” shall have the meaning set forth in the fourth paragraph of this Note.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “OID” shall have the meaning set forth in the Legends.

          “Outstanding Principal Amount” shall have the meaning set forth in the second paragraph of this Note.

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Redemption Price” means, in respect of any redemption of this Note, an amount equal to the principal amount subject to redemption plus accrued and unpaid interest on the then Outstanding Principal Amount (immediately prior to giving effect to the corresponding redemption).

          “Required Noteholders” means, as of any date, Noteholders holding at least a majority of the Outstanding Principal Amount of Notes outstanding on such date.

          “Senior Agreements” means, collectively: (i) the US Credit Agreement; (ii) the UK Credit Agreement; (iii) the Indenture governing the Senior Notes due 2014 between Mobile Services Group, Inc. and Mobile Storage Group, Inc. and Wells Fargo Bank, N.A., as Indenture Trustee; and (iv) and each guarantee, security agreement or other agreement or document entered into in connection therewith, in each case, as amended, increased, restated, supplemented, extended, modified, renewed, refunded, restructured, replaced or refinanced in whole or in part from time to time.

          “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business

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entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          “Successor Issuer” shall have the meaning set forth in Article 4.

          “Transfer” shall have the meaning set forth in Article 2.

          “UK Borrowers” means Ravenstock MSG Limited, a company formed under the laws of England and Wales, and any other Person that becomes a “Borrower” pursuant to the UK Credit Agreement.

          “UK Credit Agreement” shall have the meaning set forth in the US Credit Agreement.

          “US Borrowers” means Mobile Storage Group, Inc., a Delaware corporation, and Mobile Services Group Inc., a Delaware corporation, and any other Person that becomes a “Borrower” pursuant to the US Credit Agreement.

          “US Credit Agreement” means the Credit Agreement, dated as of the Issue Date among the Issuer, the US Borrowers, as US Borrowers, MSG WC Intermediary Co., the various Financial institutions named therein as lenders, The CIT Group/Business Credit, Inc., as Administrative Agent, CIT Capital Securities LLC and Lehman Brothers Inc. as Joint Lead Arrangers, Lehman Brothers Inc. as Sole Bookrunner and Syndication Agent and Wachovia Bank, National Association as Documentation Agent.

          “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          “WCAS CPIV” means WCAS Capital Partners IV, L.P., a Delaware limited partnership.

          Terms used and not otherwise defined herein shall have the meaning assigned to them in the Note Purchase Agreement.

ARTICLE 4
SUCCESSOR ISSUER; MERGER

          The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, other than in a transaction permitted pursuant to Section 6.1 of the Note Purchase Agreement.

          The resulting, surviving or transferee Person in any such transaction (“Successor Issuer”) will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Note, but the predecessor Issuer in the case of a conveyance, transfer or lease of all its

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assets or substantially all its assets will be released from its obligations under this Note, including without limitation the obligation to pay the principal of and interest on this Note.

ARTICLE 5
NO REISSUANCE OF NOTE

          No Notes acquired by the Issuer by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Notes shall be retired. No additional Notes (other than the Note issued pursuant to the terms of the Note Purchase Agreement) shall be authorized or issued without the consent of WCAS CPIV.

ARTICLE 6
OBLIGATIONS ABSOLUTE

          No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

ARTICLE 7
WAIVERS OF DEMAND, ETC.

          The Issuer hereby expressly waives (to the extent permitted by applicable law) demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

ARTICLE 8
REPLACEMENT NOTES

          In the event that the Holder notifies the Issuer that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original Note) shall be issued by the Issuer to the Holder; provided that the Holder executes and delivers to the Issuer an agreement reasonably satisfactory to the Issuer to indemnify the Issuer from any loss incurred by it in connection with such lost, stolen or destroyed Note.

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ARTICLE 9
PAYMENT OF EXPENSES

          The Issuer agrees to pay all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by the Holder hereof in enforcing the provisions of this Note and/or collecting any amount due under this Note.

ARTICLE 10
SAVINGS CLAUSE

          In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

ARTICLE 11
ENTIRE AGREEMENT; AMENDMENTS

          This Note, the Note Purchase Agreement, the Senior Agreements and the other agreements referred to herein and therein constitute the full and entire understanding and agreement between the Issuer and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than in accordance with the terms of the Note Purchase Agreement.

ARTICLE 12
NO WAIVER

          No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

ARTICLE 13
NOTICES

          Unless otherwise provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by

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certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Issuer at the addresse indicated below:

MSG WC Holdings Corp. c/o Welsh, Carson, Anderson & Stowe 320 Park Avenue Suite 2500 New York, NY 10022
Facsimile: (212) 893-9575
Attention:	Sanjay Swani
Michael Donovan

and to:

Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich, Esq.
Christopher Butler, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          If to the Holder, to its address and facsimile number appearing in the Notes Register which, in the case of the initial Holder, shall be as set forth in Section 2.5 the Note Purchase Agreement, with copies to such Holder’s representatives as set forth in such section of the Note Purchase Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

ARTICLE 14
HOME OFFICE PAYMENT; MISCELLANEOUS

          Section 14.01. Home Office Payment. The Issuer shall make all payments due on this Note in immediately available funds to a bank account of the Holder specified in writing by the Holder to the Issuer.

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          Section 14.02. Miscellaneous. Whenever the sense of this Note requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

ARTICLE 15
CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL

          This Note shall be governed by and construed in accordance with the law of the State of New York. The Issuer and, by accepting this Note, the Holder hereby irrevocably consents to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (and of the appropriate appellate courts therefrom) in any suit, action or proceeding seeking to enforce any provision of, or based on any suit, action or proceeding arising out of or in connection with, this Note or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Article 14 shall be deemed effective service of process on such party, EACH OF THE ISSUER AND, BY ACCEPTING THIS NOTE, THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO SENIOR SUBORDINATED NOTE DUE 2015

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by its officer thereunto duly authorized.

Dated: August 1, 2006

MSG WC HOLDINGS CORP.

By:

	Name:	Christopher A. Wilson
	Title:	Assistant Secretary
	Address:	c/o Welsh, Carson, Anderson & Stowe 320 Park Avenue Suite 2500 New York, NY 10022-6815
	Telephone:	(212) 893-9500
	Facsimile:	(212) 893-9575

THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED ON AUGUST 1, 2006 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THIS DEBT INSTRUMENT IS BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). THE HOLDER MAY OBTAIN THE “ISSUE PRICE”, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE “ISSUE DATE” AND THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO: MSG WC HOLDINGS CORP., C/O WELSH, CARSON, ANDERSON & STOWE, 320 PARK AVENUE, SUITE 2500, NEW YORK, NY 10022-6815.

No. 1	$50,000,000.00

MSG WC HOLDINGS CORP.
SENIOR SUBORDINATED NOTE DUE 2015

          This SENIOR SUBORDINATED NOTE (this “Note”) is one of a duly authorized issue of Notes of MSG WC Holdings Corp., a corporation duly organized and existing under the laws of the State of Delaware (together with any Successor Issuer pursuant to Article 4 of this Note, the “Issuer”), designated as its Senior Subordinated Notes Due 2015, in an aggregate principal amount of fifty million U.S. Dollars ($50,000,000.00) (the “Notes”) issued pursuant to the Note Purchase Agreement, and is entitled to the benefits thereof.

          FOR VALUE RECEIVED, the Issuer promises to pay to WCAS Capital Partners IV, L.P., the holder hereof (“WCAS CPIV”), the principal sum of $50,000,000.00 (less any amount of such principal sum that has been paid prior to the Maturity Date) on the earlier to occur of (A) Maturity Date, or (B) any date required pursuant to Sections 4 or 7 of the Note Purchase Agreement.

          The Issuer promises to pay interest (each such payment, an “Interest Payment”) on the principal sum outstanding from time to time under this Note, as adjusted as described below (as so adjusted, the “Outstanding Principal Amount”), at the rate of 10% per annum (except as described below). Interest shall be cumulative, accrue daily from the Issue Date on the basis of six-month periods (or any fraction thereof) ending on June 30 and December 31 of each year (each an “Interest Period”). Except as described below, Interest Payments in respect of any Interest Period shall be due and payable in arrears on the last Business Day of each Interest Period (commencing with December 31, 2006), on the Maturity Date, and on any date required pursuant to Sections 4 or 7 of the Note Purchase Agreement (each, an “Interest Payment Date”).

          If an Interest Payment Date is not a Business Day, then the Interest Payment otherwise payable on such Interest Payment Date shall be due and payable on the Business Day immediately following such Interest Payment Date. The interest payable on any Interest Payment Date shall be paid in cash on such Interest Payment Date; provided that (A) until the second anniversary of the Issue Date, or (B)(x) if any of the Senior Agreements prohibits any of the Borrowers (and/or any of its Subsidiaries) from paying a cash dividend to the Issuer or otherwise distributing or making funds available to the Issuer for purposes of enabling the Issuer to make any such cash payment, or (B)(y) if the Board of Directors of Issuer so decides in its sole and exclusive discretion (which decision may be revoked at any time), for any reason whatsoever, such interest shall be capitalized and payable at a rate of 12% per annum and the amount of such payment shall accrue and, on the applicable Interest Payment Date, be added to the Outstanding Principal Amount hereof for purposes of calculating the Interest Payments due on the succeeding Interest Payment Dates; and provided, further, that the foregoing proviso shall not apply to Catch-up Payments which shall be unconditionally payable in accordance with the terms of the Note. Any interest so accrued and added to the Outstanding Principal Amount hereof shall be paid in full, in cash, on the earliest to occur of (a) the Maturity Date, or (b) any date required pursuant to Section 4 or 7 of the Note Purchase Agreement.

          Any principal or accrued and unpaid interest (other than any such interest added to the Outstanding Principal Amount hereof pursuant to the fourth sentence of this paragraph) which is not paid when due shall bear interest, payable on demand, at a rate per annum equal to the otherwise applicable interest rate plus 2% (or, if less, the maximum interest rate then permitted by applicable law), compounded semi-annually, from the due date thereof (whether on an Interest Payment Date, at maturity, upon acceleration or otherwise) until the same is paid in full in cash.

          Notwithstanding anything to the contrary herein, on each Interest Payment Date commencing with the first such date following the fifth anniversary of the date of this Note, if the aggregate amount that would be includible in income of the Holder with respect to this Note for periods ending on or before such Interest Payment Date (within the meaning of Section 163(i) of the Code) (the “Aggregate Accrual”) would otherwise exceed the sum of (i) the aggregate amount of interest to be paid (within the meaning of Section 163(i) of the Code) under this Note on or before such Interest Payment Date (determined without regard to the amounts payable on such Interest Payment Date), and (ii) the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of this Note and (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of this Note (such sum, the “Maximum Accrual”), then the Borrower shall prepay on each such Interest Payment Date, in cash, a portion of the outstanding stated principal amount of this Note equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual (each, a “Catch-up Payment”), and the amount of such payment shall be treated for federal income tax purposes as an amount of interest to be paid (within the meaning of Section 163(i)(2)(B)(i) of the Code) under this Note.

          The Issuer shall have the right, subject to the applicable terms and conditions of the Senior Agreements, to redeem all or any portion of Outstanding Principal Amount at the Redemption Price, giving written notice with at least five (5) Business Days prior to the date of payment. The Outstanding Principal Amount shall be reduced in each case by the corresponding amount of the Redemption Price.

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          Interest will be computed on the basis of a 360-day year. Interest Payments will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of the Notes (together, the “Notes Register”) on the Business Day prior to the applicable payment date. The Issuer shall maintain the Notes Register at its principal office.

          This Note is subject to the following additional provisions:

ARTICLE 1
EXCHANGE

          This Note is exchangeable for an equal aggregate principal amount of Notes of different denominations (in integral multiples of $1,000 principal amount), as requested by the Holder surrendering the same. No service charge will be charged to the Holder for any registration, transfer or exchange.

ARTICLE 2
TRANSFERS

          Subject to WCAS CPIV’s written consent (which consent (a) may be withheld or conditioned in its sole discretion, and (b) shall not be required (x) for a transfer or assignment to any Person who is an Affiliate of the Holder or (y) at any time when WCAS CPIV and/or any Affiliate thereof does not collectively holds at least a majority of the principal amount of the Notes issued pursuant to the Note Purchase Agreement at the time outstanding) the Holder may transfer or assign this Note or any portion hereof and pledge, encumber and transfer its rights or interest in and to this Note or any portion hereof (a “Transfer”) to one or more Persons if such Transfer is made in compliance with all applicable federal and state securities laws. Each such permitted assignee, transferee and pledgee pursuant to a Transfer shall have all of the rights of the Holder under this Note. The Issuer agrees that in connection with any Transfer permitted pursuant to the terms hereof, the Issuer shall cause such Transfer to be reflected in the Notes Register upon being apprised of such Transfer, and all principal, interest and other amounts which are then, and thereafter become, due under this Note shall be paid to such permitted assignee, transferee or pledgee at the place and in the manner set forth in Section 14.01. The Issuer may not assign this Note or any of its rights or obligations hereunder except as permitted under Article 4. This Note shall be binding upon the Issuer and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns. Prior to due presentment for Transfer of this Note, the Issuer may treat the Person in whose name this Note is duly registered on the Notes Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note be overdue, and the Issuer shall not be affected by notice to the contrary.

          Subject to WCAS CPIV’s written consent (which consent may be withheld or conditioned in its sole discretion), upon the request of any Holder, the Issuer shall promptly supply to the Holder or its prospective transferees all information regarding any of the Borrowers

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required to be delivered in connection with a Transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          If the Note becomes eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission, the Issuer shall, upon the request of the Holder and WCAS CPIV, remove the first sentence of the legends set forth on the face of this Note (the “Legends”).

ARTICLE 3
DEFINITIONS

          The following terms shall have the following meanings.

          “Act” shall have the meaning set forth in the Legends.

          “Borrowers” means, collectively, the US Borrowers and the UK Borrowers.

          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

          “Capital Securities” means, with respect to any Person, all shares, membership or other interests, participations, units or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Issue Date.

          “Catch-up Payment” shall have the meaning set forth in the sixth paragraph of this Note.

          “Code” shall have the meaning set forth in the legends on this Note.

          “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or similar body exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Holder” means any Person in whose name the Notes are registered pursuant to the Note Purchase Agreement.

          “Indebtedness” shall have the meaning set forth in the Note Purchase Agreement.

          “Interest Payment” shall have the meaning set forth in the second paragraph of this Note.

          “Interest Payment Date” shall have the meaning set forth in the second paragraph of this Note.

          “Issuer” shall have the meaning set forth in the first paragraph of this Note.

          “Legends” shall have the meaning set forth in Article 2.

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          “Maturity Date” means February 1, 2015

          “Note” shall have the meaning set forth in the first paragraph of this Note.

          “Noteholders” means the registered holders from time to time of the Notes.

          “Note Purchase Agreement” means the Note Purchase Agreement dated as of August 1, 2006 between the Issuer, Foxkirk, LLC and WCAS CPIV (as amended, modified or otherwise supplemented from time to time).

          “Notes” shall have the meaning set forth in the first paragraph of this Note.

          “Notes Register” shall have the meaning set forth in the fourth paragraph of this Note.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “OID” shall have the meaning set forth in the Legends.

          “Outstanding Principal Amount” shall have the meaning set forth in the second paragraph of this Note.

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Redemption Price” means, in respect of any redemption of this Note, an amount equal to the principal amount subject to redemption plus accrued and unpaid interest on the then Outstanding Principal Amount (immediately prior to giving effect to the corresponding redemption).

          “Required Noteholders” means, as of any date, Noteholders holding at least a majority of the Outstanding Principal Amount of Notes outstanding on such date.

          “Senior Agreements” means, collectively: (i) the US Credit Agreement; (ii) the UK Credit Agreement; (iii) the Indenture governing the Senior Notes due 2014 between Mobile Services Group, Inc. and Mobile Storage Group, Inc. and Wells Fargo Bank, N.A., as Indenture Trustee; and (iv) and each guarantee, security agreement or other agreement or document entered into in connection therewith, in each case, as amended, increased, restated, supplemented, extended, modified, renewed, refunded, restructured, replaced or refinanced in whole or in part from time to time.

          “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business

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entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          “Successor Issuer” shall have the meaning set forth in Article 4.

          “Transfer” shall have the meaning set forth in Article 2.

          “UK Borrowers” means Ravenstock MSG Limited, a company formed under the laws of England and Wales, and any other Person that becomes a “Borrower” pursuant to the UK Credit Agreement.

          “UK Credit Agreement” shall have the meaning set forth in the US Credit Agreement.

          “US Borrowers” means Mobile Storage Group, Inc., a Delaware corporation, and Mobile Services Group Inc., a Delaware corporation, and any other Person that becomes a “Borrower” pursuant to the US Credit Agreement.

          “US Credit Agreement” means the Credit Agreement, dated as of the Issue Date among the Issuer, the US Borrowers, as US Borrowers, MSG WC Intermediary Co., the various financial institutions named therein as lenders, The CIT Group/Business Credit, Inc., as Administrative Agent, CIT Capital Securities LLC and Lehman Brothers Inc. as Joint Lead Arrangers, Lehman Brothers Inc. as Sole Bookrunner and Syndication Agent and Wachovia Bank, National Association as Documentation Agent.

          “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          “WCAS CPIV” means WCAS Capital Partners IV, L.P., a Delaware limited partnership.

          Terms used and not otherwise defined herein shall have the meaning assigned to them in the Note Purchase Agreement.

ARTICLE 4
SUCCESSOR ISSUER; MERGER

          The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, other than in a transaction permitted pursuant to Section 6.1 of the Note Purchase Agreement.

          The resulting, surviving or transferee Person in any such transaction (“Successor Issuer”) will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Note, but the predecessor Issuer in the case of a conveyance, transfer or lease of all its

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assets or substantially all its assets will be released from its obligations under this Note, including without limitation the obligation to pay the principal of and interest on this Note.

ARTICLE 5
NO REISSUANCE OF NOTE

          No Notes acquired by the Issuer by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Notes shall be retired. No additional Notes (other than the Note issued pursuant to the terms of the Note Purchase Agreement) shall be authorized or issued without the consent of WCAS CPIV.

ARTICLE 6
OBLIGATIONS ABSOLUTE

          No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

ARTICLE 7
WAIVERS OF DEMAND, ETC.

          The Issuer hereby expressly waives (to the extent permitted by applicable law) demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

ARTICLE 8
REPLACEMENT NOTES

          In the event that the Holder notifies the Issuer that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original Note) shall be issued by the Issuer to the Holder; provided that the Holder executes and delivers to the Issuer an agreement reasonably satisfactory to the Issuer to indemnify the Issuer from any loss incurred by it in connection with such lost, stolen or destroyed Note.

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ARTICLE 9
PAYMENT OF EXPENSES

          The Issuer agrees to pay all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by the Holder hereof in enforcing the provisions of this Note and/or collecting any amount due under this Note.

ARTICLE 10
SAVINGS CLAUSE

          In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

ARTICLE 11
ENTIRE AGREEMENT; AMENDMENTS

          This Note, the Note Purchase Agreement, the Senior Agreements and the other agreements referred to herein and therein constitute the full and entire understanding and agreement between the Issuer and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than in accordance with the terms of the Note Purchase Agreement.

ARTICLE 12
NO WAIVER

          No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

ARTICLE 13
NOTICES

          Unless otherwise provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by

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certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Issuer at the addresse indicated below:

MSG WC Holdings Corp.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022
Facsimile: (212) 893-9575
Attention:	Sanjay Swani
Michael Donovan

and to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich, Esq.
Christopher Butler, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          If to the Holder, to its address and facsimile number appearing in the Notes Register which, in the case of the initial Holder, shall be as set forth in Section 2.5 the Note Purchase Agreement, with copies to such Holder’s representatives as set forth in such section of the Note Purchase Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

ARTICLE 14
HOME OFFICE PAYMENT; MISCELLANEOUS

          Section 14.01. Home Office Payment. The Issuer shall make all payments due on this Note immediately available funds to a bank account of the Holder specified in writing by the Holder to the Issuer.

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          Section 14.02. Miscellaneous. Whenever the sense of this Note requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

ARTICLE 15
CHOICE OF LAW AND VENUE; WAIVER OF .JURY TRIAL

          This Note shall be governed by and construed in accordance with the law of the State of New York. The Issuer and, by accepting this Note, the Holder hereby irrevocably consents to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (and of the appropriate appellate courts therefrom) in any suit, action or proceeding seeking to enforce any provision of, or based on any suit, action or proceeding arising out of or in connection with, this Note or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Article 14 shall be deemed effective service of process on such party. EACH OF THE ISSUER AND, BY ACCEPTING THIS NOTE, THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL, BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO SENIOR SUBORDINATED NOTE DUE 2015

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by its officer thereunto duly authorized.

Dated: August 1, 2006

MSG WC HOLDINGS CORP.

By:

	Name:	Christopher A. Wilson
	Title:	Assistant Secretary
	Address:	c/o Welsh, Carson,
Anderson & Stowe 320 Park Avenue Suite 2500 New York, NY 10022-6815
	Telephone:	(212) 893-9500
	Facsimile:	(212) 893-9575